Exhibit 10.46

[Date]

Dear Executive:

The Compensation Committee of the Board of Directors of Assured Guaranty Ltd. (the “Company”) has designated you a covered employee under the Amended and Restated Assured Guaranty Ltd. Executive Officer Recoupment Policy dated as of February 21, 2022 (the “Amended Recoupment Policy”).

Pursuant to the terms of the Amended Recoupment Policy, if you engage in Misconduct (as defined in the Amended Recoupment Policy), if there is a material restatement of the Company’s financial statements, or if there is an overstatement of the Company’s performance with respect to objective, quantifiable performance goals, then certain compensation granted to you will be subject to recoupment to the extent provided in the attached Amended Recoupment Policy.

Your receipt of grants of equity or other incentive compensation is conditioned on your agreeing, by your signature hereon, to the terms of the Amended Recoupment Policy.

In addition, you have been designated a participant in the Assured Guaranty Ltd. Executive Severance Plan, which was amended and restated effective February 21, 2022 (the “Severance Plan”), by the Compensation Committee of the Board of Directors of the Company, with your participation and entitlement to benefits, if any, as provided by the Severance Plan (subject to all terms thereof ). By your signature hereon, you acknowledge and agree that, in consideration for your participation in the Severance Plan and eligibility for benefits, if any, as provided by the Severance Plan, you shall comply with all of the restrictions and obligations imposed on Participants of the Severance Plan, including, but not limited to, the Participant obligations listed in Section 7 thereof. You further acknowledge and agree that your failure to comply with all such restrictions and obligations shall cause you to forfeit any right to the Severance Payment (as defined in the Severance Plan) to the extent the Severance Payment has not yet been paid to you, or cause you to be required to repay the Severance Payment to the Company to the extent that the Severance Payment has previously been paid to you, in addition to being subject to such other remedies that may be pursued by the Company pursuant to Section 7.10 thereof.

Please sign and return a copy of this letter to Dawn Jasiak indicating that you have received a copy of the Amended Recoupment Policy and the Severance Plan and that you agree to their application as described herein and therein.

If you have questions about the foregoing, please contact me.

Very truly yours,

Ling Chow
General Counsel

Acknowledged and Agreed:

By: ___________________________________
Name:

Date: __________________________________

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